United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 13, 2013

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MDU COMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way

Totowa, New Jersey 07512

(Address of principal executive offices including zip code)

(973) 237-9499

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 13, 2013, Sheldon Nelson, President and Chief Executive Officer of MDU Communications International, Inc. (“Company”), as well as President of the Company’s wholly-owned subsidiary MDU Communications (USA) Inc., resigned, effective immediately, as an officer and director of the Company as well as of the wholly-owned subsidiary. Mr. Nelson’s departure is not the result of any disagreement with the Company or the Board of Directors on any matter relating to the Company’s operations, policies or practices.

On September 13, 2013, the Company announced that J.E. “Ted” Boyle, 66, will serve as the Company’s interim Chief Executive Officer, effective immediately. Mr. Boyle currently serves on the Board of Directors of the Company, having been appointed in 2012. Mr. Boyle previously served as a Company director from 2000 through 2011 and served as Chairman of the Board from 2008 to 2011. Mr. Boyle has extensive experience in the telecommunications industry.

Mr. Boyle and the Company have not entered into an employment agreement. There are no arrangements or understandings between Mr. Boyle and any other person pursuant to which he was appointed as an executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC. By: /s/ J.E. “Ted” Boyle J.E. “Ted” Boyle Chief Executive Officer

Dated: September 16, 2013